Exhibit 10.1

Langer, Inc.

Form of Amendment To Stock Option Agreements

Amendment To Stock Option Agreements, made as of this                day of December, 2005, by and between Langer, Inc., a Delaware corporation, having its principal office at 450 Commack Road, Deer Park, New York 11729 (the “Company”), and                                        (the “Optionee”).

Whereas, the Company has previously granted to the Optionee options to purchase: (i)                  shares of Common Stock at an exercise price of $               pursuant to the Stock Option Agreement, dated as of                           , and of which                      options remain unvested; (ii)                        shares of Common Stock at an exercise price of $           pursuant to the Stock Option Agreement, dated as of                         , and of which                          options remain unvested; and, entered into between the Company and the Optionee (collectively, the “Stock Option Agreements”; all such unvested options referred to herein as the “Unvested Options”).

Now, Therefore, the parties agree as follows:

1.             The vesting date of the Unvested Options is hereby accelerated to December 20, 2005.

2.             The Stock Option Agreements are hereby amended to include the following provisions:

2.1.          Confidentiality; Intellectual Property.  For purposes of this Section 2.1, all references to the Company shall be deemed to include all of the Company’s affiliates and subsidiaries.

2.1(a)      Confidential Information.  The Optionee acknowledges that as a result of his/her employment with the Company and/or service as a Director of or consultant to the Company, the Optionee has and will continue to have knowledge of, and access to, proprietary and confidential information of the Company (in written, graphic, oral and/or other forms, and in electronic, magnetic, paper and other media), including, without limitation, information regarding the Company’s assets, properties, business, plans, strategies, operations, business and product development, including without limitation, acquisitions and new lines of business, trade secrets, novel ideas, inventions, know-how, customers, business affiliates, techniques, training materials, algorithms, computer programs (including source code and object code), designs, formulas, test plans, data, analyses and results, services, costs, finances, financial statements and projections, financial and marketing information, markets, sales, vendors, suppliers, personnel, pricing policies, plans for future developments, acquisition or disposition strategies, specifications, technology, research and development, and other similar information in respect of the Company (collectively, the “Confidential Information”), and that such information, even though it may be contributed to, developed or acquired by the Optionee, constitutes valuable, special and unique assets of the Company developed at great expense, which are the exclusive property of the Company.

Accordingly, the Optionee shall not, at any time, either during or subsequent to the term of the Optionee’s employment with the Company and/or service as a Director of or consultant to the Company, use (whether for personal gain or otherwise), reveal, report, publish, transfer or otherwise disclose to any person, corporation or other entity, any of the Confidential Information without the prior written consent of the Company, except to responsible officers and employees of the Company and other responsible persons who are in a contractual or fiduciary relationship with the Company who have a need for such information for purposes in the best interests of the Company, and except (i) for such information which is or becomes of general public knowledge from authorized sources other than the Optionee, or (ii) as may be required by law, regulation, legal proceeding or court order.  The Optionee acknowledges that the Company would not enter into this Agreement or continue the Optionee’s employment or consultancy with the Company without the assurance that all such Confidential Information will be used for the exclusive benefit of the Company.

2.1(b)      Return of Confidential Information.  Confidential Information or other information relating to the Company’s business or products which come into the possession of the Optionee shall remain the sole property of the Company, and shall not be copied, photocopied, reprinted or otherwise reproduced or disseminated by the Optionee except in the performance of the Optionee’s duties as an employee of the Company and/or a Director of or consultant to the Company and then only at the direction of the Company.  Upon the earlier of the Company’s request therefor, or the termination of the Optionee’s employment by the Company and/or service as a Director of or consultant to the Company, the Optionee shall return to the Company all such information, and all copies, facsimiles, replicas, photocopies, and reproductions of them.

2.1(c)      Intellectual Property.

(i)            Optionee expressly agrees that any products, works of authorship, deliverables, designs, processes, drawings or inventions produced by the Optionee at the request or on behalf of the Company (the “Materials”) shall be the property of the Company.  The Company shall own all right, title and interest in and to the Materials, and all additions to, deletions from, alterations of or revisions to, and each part thereof, including all tools and work in progress with respect thereto, and all other materials provided to the Optionee by or at the expense of the Company.  Without limiting the foregoing, the Optionee hereby acknowledges that the Optionee’s work and services for the Company and all results thereof are “works made for hire” for the Company as that term is defined by the Copyright Act of 1976, as amended (the “Copyright Act”), and the Company shall own all right, title and interest therein.  The Company shall be considered the author of the Materials for purposes of copyright and shall own all the rights in and to the copyright to the Materials, and, as between Optionee and the Company, only the Company shall have the right to obtain copyright registration of the Materials which the Company may do in its name, its trade name or the name of its nominee.  The Company shall have the sole and exclusive rights to do and authorize any and all of the acts set forth in Section 106 of the Copyright Act with respect to the Materials and any derivatives thereof, and to secure any extensions or renewals of such copyrights.  Optionee retains no rights to the Materials and agrees not to challenge the validity of the Company’s ownership of the Materials.

(ii)           To the extent that the Materials are determined by a court of competent jurisdiction or the Register of Copyrights not to be a work made for hire and/or for purposes of ownership of any inventions or patent rights in and to the Materials, the Optionee hereby irrevocably assigns, transfers, releases and conveys to the Company all right, title and interest (including all patent, copyright, trade secret and trademark rights) of the Optionee in and to the Materials.  The rights hereby conveyed to the Company hereunder include without limitation all rights to any and all inventions relating to or described in the Materials.  The Optionee further agrees to execute (and to cause its principals, employees and agents to execute) any and all documents deemed necessary or appropriate by the Company to effectuate a complete transfer of ownership of all rights in the Materials to the Company throughout the world.

(iii)          The Optionee will promptly disclose to the Company all Materials conceived, developed or acquired by the Optionee alone or with others during the term of the Optionee’s employment with the Company and/or service as a Director of or consultant to the Company, whether or not conceived during regular working hours, through the use of Company time, material or facilities or otherwise.  Without limiting the scope of this Section 2.1, all such Materials shall be the sole and exclusive property of the Company, and upon the Company’s request, the Optionee shall deliver to the Company all drawings, models and other data and records relating to such Materials.  In the event any such Materials shall be deemed by the Company to be patentable or copyrightable, the Optionee shall, at the expense of the Company, assist the Company in obtaining any patents or copyrights thereon and execute all documents and do all other things necessary or proper to obtain letters patent and copyright registrations and to vest the Company with full title thereto.

(iv)          The Optionee irrevocably designates and appoints the Company and each of its duly authorized officers or agents, individually, as the Optionee’s agent and attorney-in-fact, to act for and in the Optionee’s behalf and stead to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protection with the same force and effect as if executed and delivered by the Optionee.

2.2.          Non-competition.  For purposes of this Section 2.2, all references to the Company shall be deemed to include all of the Company’s affiliates and subsidiaries.  The Optionee will not utilize the Optionee’s special knowledge of the business of the Company and the Optionee’s relationships with customers, suppliers of the Company and others to compete with the Company.  During the Optionee’s employment by the Company and/or service as a Director of or consultant to the Company and for a period of one (1) year after the date of termination of the Optionee’s employment with the Company and/or service as a Director of or consultant to the Company (the “Restricted Period”), the Optionee shall not engage, directly or indirectly, or have an interest, directly or indirectly, anywhere in the United States of America or any other geographic area where the Company does business or in which its products or services are marketed, alone or in association with others, as principal, officer, agent, employee, director, partner or stockholder (except with respect to the Optionee’s employment by the Company and/or service as a Director of or consultant to the Company), or through the investment of capital, lending of money or property, rendering of services or otherwise, in any business competitive with or substantially similar to that engaged in by the Company or any vendor, supplier or distributor of the Company during the term of Optionee’s employment by the Company and/or service as a Director of or consultant to the Company, or any line of business or acquisition that the Company either (i) contemplates entering into, whether or not actually entered into, or (ii) has obtained due diligence or other information on during Optionee’s employment with the Company and/or service as a Director of or consultant to the Company (it being understood hereby, that the ownership by the Optionee of 5% or less of the stock of any company listed on a national securities exchange shall not be deemed a violation of this Section 2.2).  During the Restricted Period, the Optionee shall not, nor shall he permit any of the Optionee’s employees, agents or others under the Optionee’s control to, directly or indirectly, on behalf of himself/herself or any other person, (i) call upon, accept business from, or solicit the business of any person who is, or who had been at any time during the preceding two (2) years a customer of the Company or any successor to the business of the Company, or otherwise divert or attempt to divert any business from the Company or any such successor, or (ii) directly or indirectly recruit or otherwise solicit or induce any person who is an employee of, or otherwise engaged by, the Company or any successor to the business of the Company to terminate his or her employment or other relationship with the Company or such successor, or hire any person who has left the employ of the Company or any such successor during the preceding two (2) years.  Optionee further agrees that if any such customer contacts the Optionee during the Restricted Period in respect of doing business with the Optionee, the Optionee will advise such customer of the restrictions on the Optionee’s ability to do business with such customer contained herein.  The Optionee shall not at any time, directly or indirectly, use or purport to authorize any person to use any name, mark, logo, trade dress or other identifying words or images which are the same as or similar to those used at any time by the Company in connection with any product or service, whether or not such use would be in a business competitive with that of the Company.  Any breach or violation by the Optionee of the provisions of this Section 2.2 shall toll the running of any time periods set forth in this Section 2.2 for the duration of any such breach or violation.

2.3.          Remedies.  The restrictions set forth in Sections 2.1 and 2.2 are considered by the Optionee to be fair and reasonable. The Optionee acknowledges that the restrictions contained in Sections 2.1 and 2.2 will not prevent the Optionee from earning a livelihood.  The Optionee further acknowledges that the Company would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of Sections 2.1 and 2.2.  Accordingly, the Optionee agrees that, in addition to any other remedies available to the Company, the Company (i) shall be entitled to specific performance, injunction, and other equitable relief to secure the enforcement of such provisions, (ii) shall not be required to post bond in connection with seeking any such equitable remedies, and (iii) shall be entitled to receive reimbursement from the Optionee for all attorneys’ fees and expenses incurred by the Company in enforcing such provisions.  If any provisions of Sections 2.1, 2.2 or 2.3 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable.  If any provisions of Sections 2.1, 2.2 or 2.3 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

2.4           Lock-up Release Schedule.  Upon the exercise of any or all of the options covered by the Stock Option Agreements, the Optionee shall not sell, transfer, exchange, hypothecate, grant a security interest in, pledge or otherwise dispose of (collectively, “Transfer”), other than by will or by the laws of descent and distribution, the shares issued upon such exercise at any time, including subsequent to the termination of the Optionee’s employment with the Company and/or service as a Director of or consultant to the Company, except in accordance with the following schedule:

Lockup Release Date	Number of ISOs	Number of NQSOs	Total Number of Shares

Totals

Notwithstanding the lock-up release schedule set forth above, such lock-up release schedule may be accelerated by the Committee in its sole discretion.

2.5           Extension of Lock-up Upon Termination.  (a)  Upon the Optionee’s voluntary termination of employment with the Company and/or service as a Director of or consultant to the Company, except as a result of Optionee’s death or disability, or upon the Optionee’s termination by the Company for Cause, any of the lock-up release periods set forth in Section 2.4 which, as of the Optionee’s termination of employment with the Company and/or service as a Director of or consultant to the Company, have not yet expired shall each be automatically extended an additional five (5) years from the lock-up release date(s) set forth in Section 2.4.  Notwithstanding any extension of the lock-up release periods pursuant to this Section 2.5, any such lock-up release extension may be reduced by the Committee in its sole discretion.

(b)           Notwithstanding any extension of the lock-up release periods pursuant to this Section 2.5, any such lock-up release extension may be reduced by the Committee in its sole discretion.

3.             Except as expressly amended by this Amendment, the Stock Option Agreements shall remain in full force and effect.

4.             This Amendment shall be governed by and construed in accordance with, and on the same basis as, the Stock Option Agreements as set forth therein.

5.             This Amendment may be executed in any number of counterparts, but all of which together will constitute one and the same agreement.

[Signature Page Follows:]

In Witness Whereof, the parties hereto have each executed and delivered this Amendment to the Stock Option Agreements as of the day and year first above written.

Langer, Inc.

By:
Joseph P. Ciavarella
Vice President and CFO

Optionee:

Name: